                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Form Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

                                 April 25, 2000
             -------------------------------------------------------
                Date of Report (Date of Earliest Event Reported)



                           INTERNATIONAL PAPER COMPANY
         --------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



NEW YORK                    1-3157                       13-0872805
--------------              -----                      ----------------------
(State of                  (Commission                 (IRS Employer
Incorporation)              File)                      Identification Number)




                   TWO MANHATTANVILLE ROAD, PURCHASE, NY 10577
                   -------------------------------------------
                    (Address of Principal executive offices)


                                  914-397-1500
                                 ---------------
                                 (Telephone No.)

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         N/A

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         N/A

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         N/A

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         N/A

ITEM 5.  OTHER EVENTS

         The Company announced in a press release that it has offered to purchase all outstanding shares of Champion International (NYSE:CHA) in a cash and stock transaction worth an estimated $6.2 billion. The Company is offering $64 per share for Champion shares, an offer representing more than a 20% premium over the implied value of the UPM-Kymmene proposal. The total purchase price would be paid with $43 in cash and $21 in International Paper stock. In addition, International Paper would assume approximately $2.3 billion of Champion's net debt.

         Also announced was a plan to sell more than $3 billion in assets by the end of 2001 as part of the Company's increased focus on its core businesses.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         N/A

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements:  N/A

         (b)      Pro Forma Financial Information:  N/A


         (c)      Exhibits

                  (99) Press Release dated April 25, 2000, including the text of a letter to Champion Chairman and CEO, Richard Olson, from John Dillon, Chairman and CEO of International Paper.


ITEM 8.  CHANGES IN FISCAL YEAR

         N/A




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  INTERNATIONAL PAPER COMPANY
                                  (Registrant)



Date:    April 25, 2000           /S/ CAROL M. SAMALIN
         Purchase, NY             ----------------------------------------------
                                  Carol M. Samalin
                                  Assistant Secretary